Exhibit (h)(8)(vi)
AMENDMENT TO THE AMENDED AND RESTATED PARTICIPATION AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED PARTICIPATION AGREEMENT is effective this 24th day of August, 2022, by and among Empower Annuity Insurance Company of America (formerly Great-West Life & Annuity Insurance Company) (“Company”), on its own behalf and on behalf of each segregated asset account of the Company set for on Schedule A, Fidelity Distributors Corporation (the “Underwriter”), and Variable Insurance Products I, Variable Insurance Products II, Variable Insurance Products III, Variable Insurance Products IV and Variable Insurance Products Fund V (the “Funds”), collectively the “Parties.” Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, the Company, the Underwriter and the Funds are parties to the Amended and Restated Participation Agreement dated October 26, 2006, the Amendment and Assignment dated May 16, 2007, the Second Amendment dated August 29, 2007, the Third Amendment dated October 1, 2009, the Fourth Amendment dated September 1, 2013, and the Fifth Amendment dated April 28, 2017 (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to revise Schedule A of the Agreement to reflect the current contract forms covered by the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A. All other terms, covenants and conditions of the Agreement not amended herein shall remain in full force and effect.
 This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

Signature page to Follow

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 24th day of August, 2022.

PROTECTIVE LIFE INSURANCE COMPANY, as administrator on behalf of EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA and each separate account:
By: ___/s/ Steve Cramer____________________________
Name: _Steve Cramer______________________________
Title: _Chief Product Officer – Retirement Division______
VARIABLE INSURANCE PRODUCTS I VARIABLE INSURANCE PRODUCTS II VARIABLE INSURANCE PRODUCTS FUND III VARIABLE INSURANCE PRODUCTS IV and VARIABLE INSURANCE PRODUCTS FUND V
By: _/s/ Colm Hogan_______________________
Name: _Colm Hogan_______________________
Title: __Assistant Treasurer__________________
FIDELITY DISTRIBUTORS CORPORATION
By: __/s/ Robert Bachman___________________
Name: __Robert Bachman___________________
Title: __EVP______________________________

SCHEDULE A

Separate Account Name
Contract Form No.

COLI VUL-1 Series Account
J350, PPVUL
COLI VUL-2 Series Account
J355, J500
COLI VUL-3 Series Account
J350, PPVUL
COLI VUL-4 Series Account
J500
COLI VUL-5 Series Account
J350, PPVUL
COLI VUL-6 Series Account
J350, PPVUL
COLI VUL-7 Series Account
J350, PPVUL
COLI VUL-8 Series Account
J350, PPVUL
COLI VUL-9 Series Account
J350, PPVUL
COLI VUL-10 Series Account
J350, PPVUL
COLI VUL-11 Series Account
J350, PPVUL
COLI VUL-12 Series Account
J350, PPVUL
COLI VUL-13 Series Account
J350, PPVUL
COLI VUL-14 Series Account
ICC13-J600, J600
COLI VUL-15 Series Account
J350, PPVUL
Varifund Variable Annuity Account
V30000, VA40000, VPP50000 Prestige Variable Life Account
CL 1035-99
Variable Annuity-1 Series Account
J444; ICC14-J465; ICC14-J466 Variable Annuity-2 Series Account
ICC11-J555; ICC13-J777; ICC15-J888;
ICC16-J100